EXHIBIT 2.1
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                 PREFERRED BUY BACK AND MUTUAL RELEASE AGREEMENT

         This Preferred Buy Back and Mutual Release Agreement (the "AGREEMENT") is made and entered into as of December 31, 2002 by and among Semotus Solutions, Inc. (successor-in-interest to Datalink.net, Inc.) (the "Company" or "Semotus"), on the one hand, and Brown Simpson Partners I, Ltd., a Cayman Islands company ("BROWN SIMPSON"), on the other hand. The Company and Brown Simpson are collectively referred to as the "Parties."

                                    RECITALS:

         WHEREAS, the Company and Brown Simpson are parties to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), dated as of February 9, 2000, by and among Datalink.net, Inc. (now known as Semotus), on the one hand, and Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. (now known as Brown Simpson Partners I, Ltd.), on the other hand, (ii) the Registration Rights Agreement and Warrants (as defined in, and entered into in connection with, the Securities Purchase Agreement and (iii) the Certificate of Designation of Series B Convertible Preferred Stock of the Company, as adopted by the Company's board of directors and filed with the Secretary of State of Nevada pursuant to the terms of the Securities Purchase Agreement. The documents referenced in the preceding sentence shall be collectively referred to herein as the "TRANSACTION DOCUMENTS." Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the applicable Transaction Documents.

         WHEREAS, Brown Simpson has asserted certain claims against the Company arising out of the issuance and sale by the Company, on or about January 18, 2002, to Global Beverage Group, of warrants to purchase shares of the Company's common stock, (the "GLOBAL BEVERAGE ISSUANCE");

         WHEREAS, the Company has denied any wrongdoing or legal liability arising out of the Global Beverage Issuance; and

         WHEREAS, it is the desire of the Company, on the one hand, and Brown Simpson, on the other hand, to enter into this Agreement in order to settle, compromise and resolve, in good faith, all disputes of any kind that exist or could exist between them which relate or could relate to the Global Beverage Issuance.

                                   AGREEMENT:

         THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. CONSIDERATION.

         (A) Semotus hereby purchases and acquires from Brown Simpson, and Brown Simpson herby sells and conveys to Semotus, 469,231 shares of the Company's Series B Convertible Preferred Stock (the "Shares"), which Shares represent and constitute all of the

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shares of the Company's Series B Convertible Stock owned by Brown Simpson as of the date hereof. Within five (5) Business Days of the date hereof Brown Simpson will deliver to Semotus a certificate or certificates representing the Shares. In consideration of the aforesaid sale of the Shares, (i) Semotus is hereby delivering to Brown Simpson, via wire transfer of immediately available funds to an account designated in writing by Brown Simpson to the Company, the purchase price of one hundred thousand dollars ($100,000.00) and (ii) within five (5) Business Days of the date hereof, Semotus will deliver to Brown Simpson 846,154 warrants (the "New Warrants") to purchase shares of Common Stock of Semotus, exercisable at $0.01 per share, in the form set forth as Exhibit A to this Agreement. In addition, in consideration for Brown Simpson agreeing to enter into the settlement and mutual release contemplated by Section 2 hereof, the Company is revising the existing Warrants, pursuant to the terms set forth in
Section 1(b) of this Agreement.

         (B) Warrant Amendments.

                  i. The Company will amend the existing Warrants as follows:

                           (1) Section 4 of each Warrant shall be deleted in its entirety and replaced with the following:

                  "EXERCISE PRICE. The initial per share exercise price of this Warrant, representing the price per share at which each share of Common Stock issuable upon exercise of this Warrant may be purchased, is $0.01, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof (the "Exercise Price")."

                           (2) The first sentence of Section 9 of each Warrant shall be deleted in its entirety and replaced with the following:

                  "Notwithstanding anything herein to the contrary, in no event shall the Registered Owner or the Company have the right or be required to exercise this Warrant if, as a result of such exercise, the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 4.99% of the outstanding shares of Common Stock following such exercise."

                  ii. The Company and Brown Simpson acknowledge and agree that the Company effected a 2-for-1 stock split of its Common Stock on or about April 27, 2000. As a result thereof Brown Simpson is entitled to receive 1,153,846 Warrant Shares, and the number of Warrant Shares set forth on the first page and in Section 3 of each Warrant shall be adjusted accordingly.

                  iii. The Company acknowledges and agrees that within five (5) days of the date hereof it shall mark and initial the changes to the Warrants to reflect the terms set forth herein. The Company further acknowledges and agrees that Brown Simpson may request, at any time, and the Company shall promptly provide, new warrants reflecting the revisions set forth in this paragraph 1(b), which replacement warrants shall be registered in the name of Brown Simpson or its designee. The Company acknowledges that such replacement warrant is not necessary for the

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     exercise of the Warrants incorporating the terms set forth in this paragraph 1(b), and that any delay by Brown Simpson in making such request shall not effect the provisions of this paragraph 1(b).

     (c) Post-Effective Amendment of the Registration Statement; Piggy-back Registration; Demand Registration. The Company acknowledges and agrees that the Initial Registration Statement covering the resale of the Warrant Shares is presently effective and covers all existing 1,153,846 Warrant Shares as of the date hereof (excluding the New Warrants), and shall remain effective in accordance with the terms of the Registration Rights Agreement.

         If (but without any obligation to do so) the Company proposes to register any of the of its securities on a registration statement (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, [), the Company shall, at such time, promptly give Brown Simpson written notice of such registration. Upon the written request of Brown Simpson given within twenty (20) days after mailing of such notice by the Company, the Company shall use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities beneficially owned by Brown Simpson that Brown Simpson has requested to be registered provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 1(c) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an Underwritten Offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement and if the Company, after consultation with the underwriter's representative, should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement and based on such determination recommends inclusion in such registration statement of fewer Registrable Securities than proposed to be sold by Brown Simpson, then (x) the number of Registrable Securities of Brown Simpson included in such registration statement shall be reduced to such number of Registrable Securities as recommended by the underwriter or (y) none of the Registrable Securities of Brown Simpson shall be included in such registration statement if the Company, after consultation with the underwriter(s), recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other Persons as well as the Company, such reduction of shall not represent a greater fraction of the number of Registrable Securities intended to be offered by Brown Simpson than the fraction of similar reductions imposed on such other Persons (other than the Company). For the avoidance of doubt, as used herein the term "Registrable Securities" includes the shares of Common Stock issuable upon exercise of the existing Warrants and the shares of Common Stock issuable upon exercise of the New Warrants. All expenses, other than underwriting discounts and commissions incurred in connection with a registration hereunder, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

         In addition the Company shall, as promptly as practicable after the date hereof, use all commercially reasonable efforts to file a post-effective amendment to the Initial Registration Statement, in a form acceptable to Brown Simpson, and take all other commercially reasonable

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actions necessary to ensure that the number of shares of Common Stock registered for resale upon the exercise of the existing Warrants shall be eligible for resale by Brown Simpson upon exercise of the Warrants. The Company shall use all commercially reasonable efforts to cause such post-effective amendment to be declared effective by the Commission as promptly as practicable after the filing thereof. The Company further agrees that it shall respond, in a commercially reasonable manner, to all comments made by the Commission with respect to any such post-effective amendment within ten (10) Business Days after receipt thereof and, in the event of the failure of the Company to do so, the Company shall be obliged to pay Brown Simpson the applicable Registration Delay Payment referred to in Section 2(d) of the Registration Rights Agreement. For the avoidance of doubt, if the SEC declines to declare such amendment effective, the Company shall not be under any obligation to file a new registration statement. Notwithstanding anything to the contrary contained herein, if, at any time, Brown Simpson owns at least 20,000 Registrable Securities which are neither registered pursuant to a then-effective Registration Statement nor saleable pursuant to Rule 144(k) of the Securities Act, the Company shall not file with the Commission a registration statement relating to the sale of the Company's equity or debt securities by any third party without the prior written consent of Brown Simpson.

         Brown Simpson (or its assignee) shall be eligible, at any time during the Effective Period (as defined in the Registration Rights Agreement) to cause the Company to register with the SEC a registration statement covering the shares of Common Stock underlying the New Warrants, pursuant to the provisions of Section 2(b) of the Registration Rights Agreement (and the provisions of the Registration Rights Agreement which relate to an Underwritten Offering); provided, however, that all expenses, other than underwriting discounts and commissions incurred by the Company in connection with any such demand registration, including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by Brown Simpson (or its assignee).

         2. MUTUAL RELEASES.

         (A) Except for any rights and obligations created by this Agreement, Brown Simpson hereby fully and forever releases and discharges the Company, and each of its present and former officers, directors, shareholders, predecessors, successors, agents, representatives, employees, heirs, assigns and attorneys, from any and all claims or causes of action of any kind, arising under federal or state law, whether or not known, suspected or claimed, which Brown Simpson ever had, now has, or hereafter may have or claim to have relating to (i) the Global Beverage Issuance or (ii) any other sale or issuance of equity or debt securities by the Company which has been reported by the Company in its SEC Documents (as defined in the Securities Purchase Agreement) to the extent that any such claim or cause of action relates to any anti-dilution provision set forth in the Transaction Documents.

         (B) Except for any rights and obligations created by this Agreement, the Company hereby fully and forever releases and discharges Brown Simpson and each of its present and former officers, directors, shareholders, partners, members, managers, predecessors, successors, agents, representatives, employees, heirs, assigns and attorneys, from any and all claims or causes of action of any kind, arising under federal or state law, whether or not known, suspected

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or claimed, which the Company ever had, now has, or hereafter may have or claim to have, which relate to any act or omission of Brown Simpson in connection with the Global Beverage Issuance.

         (C) If it has not already done so, Brown Simpson shall, as promptly as practicable after the date hereof, dismiss with prejudice, Case No. 60094202 filed against the Company at the Supreme Court of the State of New York.


         3. REPRESENTATIONS. Each of the Parties represents and warrants: (a) that the person executing this Agreement on such Party's behalf has the authority to do so, (b) that the claims being released by the Party pursuant to this Agreement have not been assigned or otherwise transferred to any other person or entity, (c) such Party has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations hereunder, (d) all corporate action on the part of such Party necessary for the authorization, execution, delivery and performance of this Agreement and the sale and delivery of the Shares has been taken, (e) this Agreement has been duly and validly executed and delivered by such Party, and constitutes a valid and binding agreement of such Party, enforceable against such Party in accordance with its terms and (f) the execution of this Agreement and the performance by such Party of its obligations hereunder do not conflict with or violate any agreement to which such Party is a party or any law applicable to such Party.

         4. ATTORNEYS' FEES AND COSTS. each of the Parties shall bear its own expenses, including costs and attorneys' fees, incurred in connection with the negotiation, drafting and execution of this Agreement and all matters relating hereto.

         5. ADVICE OF COUNSEL. Each Party has received advice of counsel of its own choosing in the negotiations for and the preparation of this Agreement; each Party has read this Agreement, or had this Agreement read for it by its counsel; each Party has had this Agreement fully explained to it by its counsel and is fully aware of its contents and its legal effects. Further, each Party has made such investigation of the facts pertaining to this settlement and this Agreement, and of all matters pertaining thereto, as it deems necessary. Each Party has read this Agreement and understands the contents hereof, and expressly acknowledges that it has had an opportunity to consult with as many advisors as the Party deemed necessary to ensure that it fully and completely understands this Agreement.

         6. APPLICABLE LAW. This Agreement shall be construed and interpreted in accordance with the laws of New York, without regard to its conflict of laws principles.

         7. BINDING EFFECT. This Agreement and the conditions contained herein shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         8. ENTIRE AGREEMENT; TRANSACTION DOCUMENTS. This Agreement contains the entire understanding of the Parties and constitutes the entire agreement, written and oral, among the Parties with respect to the subject matters hereof, and supersedes and replaces all prior negotiations, proposed agreements, written or oral relating to the subject matters hereof, other than the Transaction Documents. The Parties acknowledge that there are no other warranties,

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promises, assurances or representations of any kind, express or implied, upon which the Parties have relied in entering into this Agreement,. This Agreement shall not be modified or waived except by written agreement executed by the Parties. Except as explicitly set forth herein, the Transaction Documents shall remain unchanged and in full force and effect, and each reference to the Transaction Documents (including references to "this Agreement", "hereto" and the like) in this Agreement shall be a reference to the Transaction Documents as amended hereby and as the same may be further amended and in effect from time to time.

         9. EXECUTION OF DOCUMENTS. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be an original, and all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile signatures which signatures shall be deemed as effective as original signatures.

         10. SEVERABILITY. Should any part of this Agreement be found to be illegal or in conflict with any laws of New York or the United States, or otherwise rendered unenforceable or ineffectual, the remaining parts of this Agreement shall be deemed severable and shall remain in effect so long as the remaining parts continue to constitute in substance the agreement that the Parties intended to enter.

         11. NO ADVERSE CONSTRUCTION. Each Party has cooperated in the negotiating, drafting and preparation of this Agreement. As such, the Parties agree that this Agreement shall not be construed against any Party.
12. FURTHER ASSURANCES. The Parties agree to execute such other documents and to take such other action as may be reasonably necessary to further the purposes of this Agreement.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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         IN WITNESS THEREOF, the Parties have executed this Agreement to be effective as of the date of the last signature herein.



DATED:  December 31, 2002                     SEMOTUS SOLUTIONS, INC.

                                              By:  /s/ Anthony N. LaPine
                                                  -----------------------------
                                              Name: Anthony N. LaPine
                                              Title: President and CEO




DATED:  December 31, 2002                     BROWN SIMPSON PARTNERS I, LTD.

                                              By:  /s/ Mitchell D. Kaye
                                                  -----------------------------
                                              Name: Mitchell D. Kaye
                                              Title: Chief Investment Officer




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